EXHIBIT 10.1

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of September 24, 2009, is entered into by and among TARGA RESOURCES PARTNERS LP, a Delaware limited partnership (the “Partnership”), TARGA GP INC., a Delaware corporation (“Targa GP”), TARGA LP INC., a Delaware corporation (“Targa LP”), TARGA RESOURCES OPERATING LP (“Targa Operating”), a Delaware limited partnership, and TARGA NORTH TEXAS GP LLC (“Targa North Texas”), a Delaware limited liability company.  The parties to this agreement are collectively referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Targa GP, Targa LP and the Partnership have heretofore entered into that certain Purchase and Sale Agreement dated as of July 27, 2009 (the “Purchase Agreement”), providing for the sale by Targa GP and Targa LP to the Partnership of: (i) 100% of the limited liability company interests (the “Downstream LLC Interests”) in Targa Downstream GP LLC (“Targa Downstream GP”), a Delaware limited liability company which holds a general partner interest which constitutes all of the general partner interests of and a 50% ownership interest in Targa Downstream LP (“Targa Downstream”), a Delaware limited partnership, (ii) a limited partner interest  (the “Downstream LP Interests”) which constitutes all of the limited partner interests of and a 50% ownership interest in Targa Downstream, (iii) 100% of the limited liability company interests (the “LSNG LLC Interests,” and together with the Downstream LLC Interests, the “LLC Interests”) in Targa LSNG GP LLC (“Targa LSNG GP”), a Delaware limited liability company which holds a general partner interest which constitutes all of the general partner interests of and a 50% ownership interest in Targa LSNG LP (“Targa LSNG”), a Delaware limited partnership, and (iv) a limited partner interest (the “LSNG LP Interests,” and together with the Downstream LP Interests, the “LP Interests”) which constitutes all of the limited partner interests of and a 50% ownership interest in Targa LSNG;

WHEREAS, pursuant to the terms of the Purchase Agreement, Targa Downstream and Targa LSNG are to collectively own the Downstream Business at the Closing;

WHEREAS, Targa GP and Targa LP directly and indirectly own all of the partnership interests in Targa Downstream and Targa LSNG;

WHEREAS, pursuant to the terms of the Purchase Agreement, Targa GP intends to sell, convey, transfer and assign the LLC Interests to the Partnership or a designated subsidiary of the Partnership;

WHEREAS, pursuant to the terms of the Purchase Agreement, Targa LP intends to sell, convey, transfer and assign the LP Interests to the Partnership or a designated subsidiary of the Partnership;

WHEREAS, pursuant to the terms of the Purchase Agreement, the Partnership desires to (i) assign its rights under the Purchase Agreement to purchase the LLC Interests to Targa North Texas and (ii) assign its rights under the Purchase Agreement to purchase the LP Interests to Targa Operating; and

WHEREAS, at the Closing, (A) Targa North Texas desires to accept the LLC Interests and become the sole owner of all interests in each of Targa Downstream GP and Targa LSNG GP and (B) Targa Operating desires to accept the LP Interests and become the owner of a 50% limited partner interest in each of Targa Downstream and Targa LSNG.

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE 1
ASSIGNMENT AND ASSUMPTION
OF PURCHASE AGREEMENT

Section 1.1 Assignment of Purchase Agreement to Targa North Texas. The Partnership hereby assigns to Targa North Texas all of its rights under the Purchase Agreement to purchase the LLC Interests from Targa GP, and Targa North Texas hereby assumes (without any release or novation of the Partnership) all of such obligations of the Partnership under the Purchase Agreement.

Section 1.2 Assignment of Purchase Agreement to Targa Operating. The Partnership hereby assigns to Targa Operating all of its rights under the Purchase Agreement to purchase the LP Interests from Targa LP, and Targa Operating hereby assumes (without any release or novation of the Partnership) all of such obligations of the Partnership under the Purchase Agreement.

ARTICLE 2
CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS
RELATING TO THE DOWNSTREAM INTERESTS

Section 2.1 Contribution by Targa GP of the LLC Interests to Targa North Texas. Targa GP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Targa North Texas, its successors and assigns, for its and their own use forever, all right, title and interest in and to the LLC Interests and Targa North Texas hereby accepts the LLC Interests and agrees to be the sole member of each of Targa Downstream GP and Targa LSNG GP.

Section 2.2 Contribution by Targa LP of the LP Interests to Targa Operating. Targa LP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Targa Operating, its successors and assigns, for its and their own use forever, all right, title and interest in and to the LP Interests and Targa Operating hereby accepts the LP Interests and agrees to be the limited partner of each of Targa Downstream and Targa LSNG.

ARTICLE 3
FURTHER ASSURANCES

Section 3.1  From time to time after the date first above written, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE 4
MISCELLANEOUS

Section 4.1 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement.  All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

        Section 4.2 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 4.3 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 4.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

Section 4.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof.

Section 4.6 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 4.7 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing.

Section 4.8 Conflicts. Nothing in this Agreement shall be construed as an agreement to assign any asset, or any interest therein, that is subject to any agreement that, by its terms or pursuant to applicable law, is not capable of being sold, assigned, transferred, conveyed or delivered without the consent or waiver of a third party or a governmental authority unless and until such consent or waiver shall be given.

Section 4.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This document and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

Section 4.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

TARGA RESOURCES PARTNERS LP

By:  Targa Resources GP LLC,
its general partner

By:           /s/ Rene R. Joyce
Rene R. Joyce
Chief Executive Officer

TARGA GP INC.

By:           /s/ Rene R. Joyce
Rene R. Joyce
Chief Executive Officer

TARGA LP INC.

By:          /s/ Rene R. Joyce
Rene R. Joyce
Chief Executive Officer

TARGA RESOURCES OPERATING LP

By:  Targa Resources Operating GP LLC,
its general partner

By:           /s/ Rene R. Joyce
Rene R. Joyce
Chief Executive Officer

TARGA NORTH TEXAS GP LLC

By:          /s/ Rene R. Joyce
Rene R. Joyce
Chief Executive Officer